REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance Municipals
Trust and the Shareholders of Eaton Vance
Alabama Municipal Income Fund, Eaton
Vance Arkansas Municipal Income Fund,
Eaton Vance Georgia Municipal Income
Fund, Eaton Vance Kentucky Municipal
Income Fund, Eaton Vance Maryland
Municipal Income Fund, Eaton Vance
Missouri Municipal Income Fund, Eaton
Vance North Carolina Municipal Income
Fund, Eaton Vance Oregon Municipal
Income Fund, Eaton Vance South Carolina
Municipal Income Fund, Eaton Vance
Tennessee Municipal Income Fund, and
Eaton Vance Virginia Municipal Income
Fund:
In planning and performing our audits of the
financial statements of Eaton Vance
Alabama Municipal Income Fund, Eaton
Vance Arkansas Municipal Income Fund,
Eaton Vance Georgia Municipal Income
Fund, Eaton Vance Kentucky Municipal
Income Fund, Eaton Vance Maryland
Municipal Income Fund, Eaton Vance
Missouri Municipal Income Fund, Eaton
Vance North Carolina Municipal Income
Fund, Eaton Vance Oregon Municipal
Income Fund, Eaton Vance South Carolina
Municipal Income Fund, Eaton Vance
Tennessee Municipal Income Fund, and
Eaton Vance Virginia Municipal Income
Fund (collectively the "Funds") (certain of
the funds constituting Eaton Vance
Municipals Trust) as of and for the year
ended August 31, 2011, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds' internal
control over financial reporting, including
controls over safeguarding securities, as a
basis for designing our auditing procedures
for the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on
the effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.  A
fund's internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance
that transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the fund are being made
only in accordance with authorizations of
management and trustees of the trust; and
(3) provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a fund's annual or
interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding securities
that we consider to be a material weakness,
as defined above, as of August 31, 2011.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Municipals Trust
and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 17, 2011